EXHIBIT 23.1
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                              CONSENT OF ATTORNEYS


      Reference is made to the Registration Statement of Naprodis, Inc. on Form S-1 whereby the Company and certain shareholders of the Company propose to sell up to 4,650,000 shares of the Company's common stock. Reference is also made to
Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

      We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.

                                 Very truly yours,

                                 HART & TRINEN, L.L.P.

                                 /s/ William T. Hart

                                 William T. Hart





Denver, Colorado
January 10, 2011